                                                                      JOHN DEERE

                                                                    CONSTRUCTION

                                                               DEALER AGREEMENTS

                                                            FOR RDO CONSTRUCTION

                                                        EQUIPMENT CO. IN ARIZONA

                                                             TEXAS AND MINNESOTA

DEFINED TERMS

For purposes of this Agreement, the following terms shall be defined as follows:



Absorption                              The percentage of Dealer's fixed
                                        expenses and interest covered by
                                        Dealer's parts and service department
                                        contribution margin. JDCEC will specify
                                        the method used to measure Absorption in bulletins issued from time to time to JDCEC Dealers.

Affiliates                              (1) each of the Key Persons, (2) their
                                        spouses and children, (3) each guarantor of Dealer, (4) any other person or entity that holds, directly or indirectly, a 10% or greater interest in Dealer, and (5) any entity owned 10% or more, directly or indirectly, individually or in combination, by (a)
                                        Dealer, (b) a Key Person, (c) their
                                        spouses or children, (d) a guarantor of
                                        Dealer, or (e) any other person or
                                        entity that holds, directly or
                                        indirectly, a 10% or greater interest in Dealer.

Agreement                               This agreement.

AOR An area of responsibility assigned to a JDCEC Dealer under a JDCEC dealer agreement.

Conditions of Sale                      JDCEC's published Construction Dealer
                                        Conditions of Sale, as in effect from
                                        time to time.

Core Product Group                      Any group of products that JDCEC may
                                        designate from time to time as a core
                                        product group.

Customer Satisfaction                   The extent to which Dealer fulfills
                                        the needs and expectations of customers
                                        in Dealer's AOR. JDCEC will specify the
                                        method used to measure Customer
                                        Satisfaction in bulletins issued from
                                        time to time to JDCEC Dealers.

Dealer                                  The dealer identified in this Agreement.

Dealer's AOR                            The area of responsibility assigned to
                                        Dealer under this Agreement.

Dispute Any dispute, controversy, or claim between Dealer or an Affiliate and JDCEC, Deere Credit, Inc., or ERS, whether based on contract, tort, statute, or other legal theory.

ERS                                     Equipment Remarketing Services, a
                                        division of Deere Marketing Services,
                                        Inc.

Equity The Dealer's equity to assets percentage, determined by JDCEC based upon the most recent fiscal year-end audited financial statement designated by JDCEC pursuant to Section 1.j., with adjustments, if any, as provided in
                                        Section 1.j., and
                                        calculated as of the end of the fiscal
                                        year covered by such financial
                                        statement.

Equity Performance Standard             The equity to assets percentage
                                        performance standard specified by JDCEC
                                        from time to time in JDCEC dealer
                                        bulletins for JDCEC Dealers generally.

Financial Information System            JDCEC's Financial Information System (or
                                        successor system).

Goods Whole Goods and Parts, as well as certain JDM products that JDCEC may offer for sale to Dealer.

JDCEC                                   John Deere Construction Equipment
                                        Company.

JDCEC Dealer                            An authorized JDCEC dealer.

JDCEC Warranties                        The JDCEC warranties (including, in
                                        some cases, extended warranties)
                                        applicable to the sale and, in some
                                        cases, to the lease or rental of
                                        various types of Goods.

JDCEC's Affiliates                      Deere & Company, its divisions, and
                                        its subsidiaries, whether direct or
                                        indirect.

JDM                                     John Deere Merchandise.

John Deere Network                      The network of computers,
                                        communications equipment, computer
                                        networking equipment, computer software, application software, and data used by JDCEC for the purpose of gathering and communicating information and conducting business.

Key Persons                             The persons and entities listed in
                                        Exhibit 4.

Manual JDCEC's published Service Administration Manual (or successor document), as in effect from time to time.

Market Share                            The market penetration achieved
                                        for Goods, or a subset thereof (e.g.
                                        Core Products, models, Parts), in
                                        Dealer's AOR during a specified time
                                        period. JDCEC will specify the method
                                        used to measure Market Share in
                                        bulletins issued from time to time to
                                        JDCEC Dealers.

Meaningful Progress                     A level of improvement for each
                                        Performance Criterion for the first
                                        12-month period covered by the Dealer's
                                        annual JDCEC-approved business plan,
                                        which level of improvement shall be as
                                        agreed upon between Dealer and JDCEC
                                        each year, in connection with the
                                        preparation of Dealer's annual business
                                        plan. If in any year Dealer and JDCEC do not reach agreement upon Meaningful
                                        Progress with respect to a particular
                                        Performance Criterion, JDCEC will
                                        determine in its sole discretion what
                                        will constitute Meaningful Progress for
                                        that Performance Criterion for the year.

Minimum Equity Level                    The minimum equity to assets percentage
                                        level specified by JDCEC from time to
                                        time in JDCEC Dealer bulletins for JDCEC
                                        Dealers generally.

Parts (1) the products indicated by a check mark in Section B of Exhibit 2 and (2) attachments and parts available from JDCEC for the Whole Goods.

Performance Criteria                    Market Share, Absorption, Customer
                                        Satisfaction, and Equity, as well as
                                        other criteria specified by JDCEC
                                        from time to time in JDCEC Dealer
                                        bulletins for JDCEC Dealers generally.

Performance Standard                    A level of performance (for a
                                        particular Performance Criterion)
                                        specified by JDCEC from time to time in
                                        JDCEC Dealer bulletins for JDCEC Dealers generally.

Service Information System              JDCEC's Service Information System (or
                                        successor system).

Terms Schedule                          JDCEC's published U.S. Construction
                                        Dealer Terms Schedule, as in effect from time to time.

Trademarks                              The trademarks owned by JDCEC or any of
                                        JDCEC's Affiliates.

Used Goods                              Whole Goods that do not have any SECURE
                                        Standard Warranty remaining.

Whole Goods                             (1) the products indicated by a
                                        check mark in Section A of Exhibit 2,
                                        (2) their predecessors, and (3) their
                                        JDCEC-designated successors.

JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY

AUTHORIZED CONSTRUCTION DEALER AGREEMENT

The Dealer identified below hereby applies to JDCEC for appointment as a JDCEC Dealer for the area of responsibility designated in Exhibit 1. Dealer agrees that the relationship between Dealer and JDCEC will be governed by the Terms of Appointment set forth in this Agreement. When it executes this Agreement, JDCEC accepts the Dealer's application and agrees to be bound by the Terms of Appointment. This Agreement shall be effective upon execution by JDCEC and shall as of that date supersede any prior John Deere Dealer Agreement between the parties hereto (including without limitation any prior John Deere Industrial Dealer Agreement between Dealer and John Deere Industrial Equipment Company).

Dealer (Firm Name):  RDO Construction Equipment Co.
                     -----------------------------------------------------------

Address:  2649 North 29th Avenue, Phoenix, AZ  85009
          ----------------------------------------------------------------------
X  Corporation
--
         __ C
         __ S
__ Limited Liability Company               By:  /s/ Ronald D. Offutt
__ Partnership                               -----------------------------------
         __ General
         __ Limited                        Title:  CEO
__ Proprietorship                                -------------------------------
__ Other:                                        (Authorized officer, owner, or
         ---------------------                   partner)

                                           Date:  12/28/00
                                                --------------------------------



Signatures of Other
                           -----------------------------------------------------
Partners, Owners, or
                           -----------------------------------------------------
Shareholders:
                           -----------------------------------------------------


Signatures                 /s/ Ronald D. Offutt
                           -----------------------------------------------------
of Guarantors:
                           -----------------------------------------------------

                           -----------------------------------------------------


Accepted:


John Deere Construction    By:  /s/ executed
                           ------------------------------------
Equipment Company          Title:  Manager, Finance Operations
                           ------------------------------------
Moline, IL  61265          Date:  12/28/2000
                           ------------------------------------

JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY

AUTHORIZED CONSTRUCTION DEALER AGREEMENT

The Dealer identified below hereby applies to JDCEC for appointment as a JDCEC Dealer for the area of responsibility designated in Exhibit 1. Dealer agrees that the relationship between Dealer and JDCEC will be governed by the Terms of Appointment set forth in this Agreement. When it executes this Agreement, JDCEC accepts the Dealer's application and agrees to be bound by the Terms of Appointment. This Agreement shall be effective upon execution by JDCEC and shall as of that date supersede any prior John Deere Dealer Agreement between the parties hereto (including without limitation any prior John Deere Industrial Dealer Agreement between Dealer and John Deere Industrial Equipment Company).

Dealer (Firm Name):  RDO Construction Equipment Co.
                    ------------------------------------------------------------

Address:  3230 East Airport Freeway, Irving, TX  75062-4909
        ------------------------------------------------------------------------
X  Corporation
--
         __ C
         __ S
__ Limited Liability Company               By:  /s/ Ronald D. Offutt
__ Partnership                                ----------------------------------
         __ General
         __ Limited                        Title:  CEO
__ Proprietorship                                -------------------------------
__ Other:                                         (Authorized officer, owner, or
         ---------------------                     partner)

                                           Date:  12/28/00
                                                --------------------------------


Signatures of Other
                           -----------------------------------------------------
Partners, Owners, or
                           -----------------------------------------------------
Shareholders:
                           -----------------------------------------------------


Signatures                 /s/ Ronald D. Offutt
                           -----------------------------------------------------
of Guarantors:
                           -----------------------------------------------------

                           -----------------------------------------------------


Accepted:

John Deere Construction    By:  /s/ executed
                           ------------------------------------
Equipment Company          Title:  Manager, Finance Operations
                           ------------------------------------
Moline, IL  61265          Date:  12/28/2000
                           ------------------------------------

JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY

AUTHORIZED CONSTRUCTION DEALER AGREEMENT

The Dealer identified below hereby applies to JDCEC for appointment as a JDCEC Dealer for the area of responsibility designated in Exhibit 1. Dealer agrees that the relationship between Dealer and JDCEC will be governed by the Terms of Appointment set forth in this Agreement. When it executes this Agreement, JDCEC accepts the Dealer's application and agrees to be bound by the Terms of Appointment. This Agreement shall be effective upon execution by JDCEC and shall as of that date supersede any prior John Deere Dealer Agreement between the parties hereto (including without limitation any prior John Deere Industrial Dealer Agreement between Dealer and John Deere Industrial Equipment Company).

Dealer (Firm Name):  RDO Construction Equipment Co.
                    -----------------------------------------------------------

Address:  12500 Dupont Avenue South, Burnsville, MN  55337-1604
        -----------------------------------------------------------------------
X  Corporation
--
         __ C
         __ S
__ Limited Liability Company               By:  /s/ Ronald D. Offutt
__ Partnership                                ----------------------------------
         __ General
         __ Limited                        Title:  CEO
__ Proprietorship                                -------------------------------
__ Other:                                        (Authorized officer, owner, or
         ---------------------                   partner)

                                           Date:  12/28/00
                                                --------------------------------


Signatures of Other
                           -----------------------------------------------------
Partners, Owners, or
                           -----------------------------------------------------
Shareholders:
                           -----------------------------------------------------

Signatures                 /s/ Ronald D. Offutt
                           -----------------------------------------------------
of Guarantors:
                           -----------------------------------------------------

                           -----------------------------------------------------


Accepted:

John Deere Construction    By:  /s/ executed
                           ------------------------------------
Equipment Company          Title:  Manager, Finance Operations
                           ------------------------------------
Moline, IL  61265          Date:  12/28/2000
                           ------------------------------------

TERMS OF APPOINTMENT


Preamble

JDCEC and Dealer acknowledge that the ultimate objective to which each party will strive is the satisfaction of the customer. Satisfaction of customers results from providing quality products and excellent product support and otherwise exceeding customers' needs and expectations. JDCEC relies on Dealer to promote aggressively the sale, lease, and rental of Goods in Dealer's AOR and to provide a level of service and support of Goods that exceeds customers' needs and expectations. The environment necessary for achieving the mutual objectives of Dealer and JDCEC is enhanced by a relationship between JDCEC and Dealer that is based on cooperation, mutual respect, and a commitment to continuous improvement.

The Terms of Appointment set forth in this Agreement are necessary to ensure that:

- the Goods are actively and aggressively promoted by Dealer for sale, lease, and rental to customers and prospective customers in Dealer's AOR in order to achieve the Market Share Performance Standards;

- the Goods are supported by Dealer in a prompt and effective manner in order to achieve a high level of customer acceptance; and

- customers' needs are anticipated and met faster, better, and more consistently by Dealer than they are by the competition.

Dealer and JDCEC agree as follows:

1.   Provisions of Appointment

     During the period of Dealer's appointment as a JDCEC Dealer, the following provisions shall apply:

      a)   Dealer's AOR

      In authorizing Dealer to distribute Goods, JDCEC is relying on Dealer to effectively market Goods against competing products in Dealer's AOR and to enhance the reputation JDCEC and its dealer organization have developed over many years. Achieving a high degree of customer satisfaction in Dealer's AOR requires that Dealer concentrate its efforts in Dealer's AOR.

           i) Dealer is assigned Dealer's AOR for the purpose of marketing, servicing, and supporting Goods. Dealer's AOR is not an exclusive territory. JDCEC and others may market, service, and support Goods in Dealer's AOR. Without limiting the foregoing, JDCEC may sell, loan, lease, or rent Goods, without restriction or limitation, to any person or entity, including without limitation:

                a)  federal, state, and local governments;

                b)  accounts classified by JDCEC as direct or national accounts;

                c)  purchasers for export;

                d)  educational institutions;

                e)  competitors of JDCEC;

                f)  equipment manufacturers; and

                g)  employees of JDCEC.

           ii) JDCEC may assign all or any portion of Dealer's AOR to other persons or entities for the purpose of marketing, servicing, and supporting products other than Goods. Such an assignment may include Parts.

           iii) Dealer will concentrate its efforts in Dealer's AOR.

           iv) JDCEC shall have no obligation to support, through its programs or other forms of dealer support, activities of Dealer outside Dealer's AOR, and JDCEC may exclude activities of Dealer outside Dealer's AOR from JDCEC's programs and other forms of dealer support.

           v) Whenever a sale, lease, or rental of Whole Goods by Dealer is subject to JDCEC's AOR service fee policy, as in effect from time to time, Dealer will pay a service fee in accordance with the terms of JDCEC's service fee bulletin in effect when the sale, lease, or rental occurs.

      b)   Locations; Other Product Lines

      The authorized Dealer locations specified in Exhibit 3 are necessary to ensure (1) superior product support, (2) aggressive sales, leasing, and rental coverage of Dealer's AOR, and (3) a high degree of customer satisfaction. Locations may need to be added, relocated, or discontinued in the future to meet changing market needs.

           i) Dealer will maintain JDCEC dealership operations at each location listed in Exhibit 3 for the purposes specified in
                Exhibit 3. Dealer will not open any new Dealer location, relocate or discontinue a Dealer location, or change the purposes of a Dealer location without obtaining JDCEC's prior written approval. Dealer and Affiliates will not, either directly or indirectly, establish, maintain, or operate at any other location a place of business of any kind where (or from which) any Goods are displayed, sold, leased, rented, or serviced.

           ii) Neither Dealer nor any Affiliate will sell, lease, or rent parts or whole goods that compete with JDCEC's products. Dealer will separate, in a manner acceptable to JDCEC, other business activities and/or product lines from Dealer's JDCEC dealership operations if, in JDCEC's sole discretion, such activities and/or product lines are likely to detract from Dealer's representation of JDCEC's products. Dealer and Affiliates will not open any new location or relocate a location where Dealer or an Affiliate engages in the sale, lease, rental, or servicing of construction, utility, or forestry equipment (or parts for such equipment) other than Goods, or in a related business, without obtaining JDCEC's prior written approval.

           iii) To ensure compliance with this Section 1.b., Dealer and Affiliates will permit JDCEC to inspect, during normal business hours, all locations of Dealer and any

                Affiliate engaged in the sale, lease, rental, or servicing of equipment or vehicles (or parts for equipment or vehicles), or in a related business.

      c) Dealer's Business Plans and Promotional Efforts; Achievement of Meaningful Progress and the Performance Standards

      The reputation and mutual success of JDCEC and JDCEC Dealers depend to a large degree upon how effectively each JDCEC Dealer conducts its operations.

           i) Each year, by the date specified by JDCEC, Dealer will submit and secure JDCEC's approval of a business plan covering one or, if requested by JDCEC, more years and containing, for each year covered by the plan:

                a) an objective for each Performance Criterion that represents, at a minimum, Meaningful Progress for the Performance Criterion;

                b) action plans designed to achieve the Performance Criteria objectives specified in the plan and, within a reasonable period of time, the Performance Standards; and

                c) such other elements as JDCEC may request of JDCEC Dealers generally.

           Dealer may base its business plan on the calendar year or on Dealer's fiscal year, provided all periods are covered by a Dealer business plan approved by JDCEC.

           ii) Dealer will actively and aggressively promote the sale, lease, and rental of Whole Goods. Dealer's compliance with this commitment will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

           Dealer will maintain:

                a)    highly qualified management and sales personnel;

                b)    sales training and personnel development programs;

                c) inventories of Whole Goods and related attachments available for demonstration, sale, lease, and rental; and

                d)    sales facilities

           that in each case are sufficient to achieve the Performance Criteria objectives contained in Dealer's JDCEC-approved business plans and, within a reasonable period of time, the Performance Standards.

           iii) Dealer will actively and aggressively promote the sale of Parts and services. Dealer's compliance with this commitment will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

           Dealer will maintain:

                a)    highly qualified parts and service personnel;

                b) parts sales and service training and personnel development programs;

                c)    inventories of Parts;

                d)    service equipment, field service vehicles, and tools; and

                e)    parts and service facilities

           that in each case are sufficient to achieve the Performance Criteria objectives contained in Dealer's JDCEC-approved business plans and, within a reasonable period of time, the Performance Standards.

           iv) Dealer will achieve Meaningful Progress with respect to each Performance Criterion in each fiscal or calendar year (whichever is used as the basis for Dealer's JDCEC-approved business plans). In addition, Dealer will, within a reasonable period of time, achieve the Performance Standards. Dealer's compliance with these commitments will be evaluated based on performance in Dealer's AOR and not on performance outside Dealer's AOR.

d)       Preparation of Goods, Warranty, and Post-Delivery Service

           i) The Manual and/or bulletins issued from time to time by JDCEC designate the JDCEC Warranties. In making sales, leases, and rentals of Goods, Dealer will follow instructions contained in the Manual and JDCEC's bulletins and will complete with true and accurate information the retail purchase orders, delivery receipts, lease agreements, and other forms specified therein. Dealer will be solely responsible for any warranties given by Dealer that exceed the applicable JDCEC Warranty, if any, and for any liability in cases where Dealer has failed to use the forms prescribed by JDCEC in the manner specified by JDCEC.

           ii) To ensure the proper operation of Goods, Dealer will properly assemble and prepare all Goods sold, leased, or rented by Dealer and will perform such inspections, adjustments, and service prior to delivery to users as are required in the Manual. Dealer will instruct users in the proper use and maintenance of Goods and will furnish each user with the appropriate operator's manuals furnished by JDCEC. Dealer will also perform the post-delivery inspections and adjustments prescribed for Goods in the Manual.

           iii) Dealer is authorized to and will perform prompt and effective warranty service on Goods in Dealer's AOR for which JDCEC becomes obligated pursuant to a JDCEC Warranty, including without limitation Goods not sold, leased, or rented by Dealer, if presented with proper evidence that the Goods are entitled to warranty service under a JDCEC Warranty.

           iv) Dealer will perform prompt and effective non-warranty service on Goods in Dealer's AOR, including without limitation Goods not sold, leased, or rented by Dealer.

           v) Dealer will perform product improvement programs that JDCEC may from time to time require for Goods in Dealer's AOR, including without limitation Goods not sold, leased, or rented by Dealer. Dealer will complete such programs as expeditiously as possible, and in any event within the time frame specified by JDCEC.

           vi) Dealer will perform warranty service and product improvement programs in the manner and for the compensation specified in the Manual in effect at the time the service or program is performed. Dealer will notify JDCEC of all warranty and product improvement program claims in accordance with the Manual.

      e)   Sales to Re-sellers

      Dealer will not sell Goods to any person or entity that re-sells or intends to re-sell such Goods, provided, however, that this Section 1.e. shall not prevent Dealer from:

           i) selling Parts to a person or entity in Dealer's AOR that uses such Parts in providing repair or maintenance services in Dealer's AOR for products owned by others;

           ii) selling Used Goods to a person or entity that is engaged in the business of selling used equipment;

           iii) selling Goods to ERS;

           iv)  selling Goods to another JDCEC Dealer;

           v) selling Goods to a person or entity that is primarily engaged in the business of renting equipment to end users.

      f)   Equity

           i) Dealer will maintain its Equity at a level sufficient to achieve Dealer's commitments under this Agreement, which shall be not less than the Minimum Equity Level.

           ii) Dealer will not pay any dividends, effect any stock repurchase, repay or otherwise discharge its indebtedness for any loans from its owners, or make any other distributions to owners if Dealer's Equity is below the Equity Performance Standard or would fall below the Equity Performance Standard as a result of such action. If Dealer is a subchapter S corporation or similar entity, Dealer may make a distribution to a shareholder, without regard to the preceding sentence, in an amount equal to the income tax owed by the shareholder as a result of Dealer's dealership operations.

           iii) Dealer will not make any acquisitions or initiate new business activities if Dealer's Equity is below the Equity Performance Standard or would fall below the Equity Performance Standard as a result of such action.

      If the financial statement of another entity or a combination of entities is used for the purpose of calculating Dealer's Equity,
           Section 1.f.i. will apply to that entity or combination as well as to Dealer.

      g)   JDCEC's Acceptance of Orders

      JDCEC will accept orders placed by Dealer for Goods that JDCEC contemplates will be shipped during the period of Dealer's appointment as a JDCEC Dealer. JDCEC shall have no liability for delay, failure, or refusal to accept Dealer's orders or to ship Goods to Dealer if the delay, failure, or refusal results from:

           i) capacity constraints, demand in excess of available supply, labor strikes or lockouts; or

           ii)  a default under a security agreement between Dealer and JDCEC;
                or

           iii) termination of Dealer's appointment; or

           iv)  any cause beyond JDCEC's control; or

           v)   JDCEC's determination, in its sole discretion, that:

                a) Dealer's financial condition does not justify the extension of additional credit or the addition of inventory; or

                b) limitations in Dealer's market potential, marketing capabilities, or product support capabilities for the particular Goods involved are likely to lead to customer dissatisfaction with the Goods or excessive warranty expense; or

                c) Dealer has consistently failed to perform its obligations under this Agreement; or

                d) Dealer's inventory of Goods is excessive or with additional shipments would become excessive, or shipment would result in larger JDCEC Dealer inventories than JDCEC is willing to finance; or

                e) shipment would result in larger JDCEC Dealer inventories than warranted based on expected market demand.

      All orders, sales, and shipments will be governed by the Conditions of Sale in effect at the time the order is placed.

      h)   Availability of JDCEC Programs

           i) JDCEC will make available to Dealer finance plans, lease plans, floor plans, and parts return programs (and other similar financing or inventory management plans or programs) comparable to such plans and programs that JDCEC makes available to JDCEC Dealers generally. Such plans and programs may contain conditions for eligibility, and such plans and programs may have varying terms depending on certain dealer financial or performance criteria or market conditions.

           ii) JDCEC may make available to any JDCEC Dealer marketing programs that JDCEC deems necessary to compete in the AOR assigned to that JDCEC Dealer without obligating JDCEC to make similar programs available to any other JDCEC Dealer or to JDCEC Dealers generally.

      i)   Changes in Dealer Ownership or Business Structure

      Any change in the ownership, management, or business structure of Dealer could have serious negative consequences for Dealer and JDCEC. JDCEC considers the Key Persons to be particularly vital to Dealer and to a successful working relationship between JDCEC and Dealer.

           i) No change in the ownership or business structure of Dealer or any Key Person will occur unless JDCEC has given its prior written approval of such change. No event that would eliminate or materially alter the ownership interest in or relationship to Dealer, or the role in Dealer's affairs, of any Key Person will occur unless JDCEC has given its prior written approval of such event.

           ii) Dealer will execute such agreements or other documents as JDCEC may deem necessary to preserve JDCEC's rights under this Agreement or any other agreement between Dealer and JDCEC in light of a change or proposed change in Dealer's ownership, management, or business structure.

           iii) If Dealer wishes to sell its business or substantially all of the assets of its business (excluding Dealer's JDCEC Dealer appointment and this Agreement, which are not transferable by Dealer), Dealer will notify JDCEC before the beginning of any discussions or negotiations pertaining to the proposed sale. After giving such notice, Dealer may enter into negotiations to sell its business or assets (excluding Dealer's JDCEC Dealer appointment and this Agreement) to a third party. JDCEC retains at all times the right to decide, in its sole discretion, whether to appoint any third party as a JDCEC Dealer for Dealer's AOR, for any portion thereof, or for any other area.

          For purposes of this Agreement, a change in business structure shall include, without limitation, a change in the legal form of Dealer (e.g. from partnership to corporation); a change in the legal form of any Key Person or of any entity that holds, directly or indirectly, a 10% or greater interest in Dealer; a merger or consolidation involving Dealer; the creation of a subsidiary, partnership, or other legal entity by Dealer; and any other change that may affect any right or obligation under this Agreement or any other agreement between Dealer and JDCEC.

    j)    Financial Statements

          Dealer will provide to JDCEC annual financial statements for Dealer, for any entity or combination of entities that JDCEC may designate pursuant to the next paragraph, and for such Affiliates as JDCEC may from time to time request within 100 days after Dealer's fiscal year-end (or, for another entity or combination of entities, or for an Affiliate, within 100 days after such entity, combination, or Affiliate's fiscal year-end). Such financial statements shall have been prepared in accordance with generally accepted accounting principles and audited by an independent certified public accountant approved by JDCEC, which approval shall not be unreasonably withheld. Dealer also will provide to JDCEC financial statements, prepared in accordance with the Financial Information System, for each calendar month by the end of the following month. Dealer also will provide such other financial data of Dealer and Affiliates as JDCEC may from time to time request.

          JDCEC will, in its sole discretion:

          i) designate, before the beginning of each of Dealer's fiscal years, the particular entity or combination of entities whose financial statements JDCEC will use to determine Dealer's Equity for purposes of Sections 1.f. and 2.c.ii., provided, however, that JDCEC may amend its designation for a particular fiscal year if

                  Dealer, the designated entity or combination, or an Affiliate undergoes a change in ownership or business structure prior to the end of that fiscal year; and

          ii) describe in the Terms Schedule the adjustments to the financial statement data that JDCEC may make in determining Dealer's Equity. The adjustments JDCEC may make in determining Equity from a particular financial statement shall be those described in the Terms Schedule in effect on the date that financial statement is received in JDCEC's Finance Department offices in Moline, Illinois.

2.       Termination of Dealer's Appointment

         a)       Termination by Mutual Consent

                  Dealer's appointment may be terminated by the mutual consent of Dealer and JDCEC, evidenced by a writing signed by Dealer and JDCEC, with the effective date of such termination to be as mutually agreed upon in writing.

         b)       Termination by Dealer

                  Dealer may terminate its appointment for any reason upon at least 180 days' prior written notice to JDCEC.

         c)       Termination by JDCEC

                  i) JDCEC may terminate Dealer's appointment, upon at least 180 days' prior written notice to Dealer, in the event:

                           a) Dealer fails to achieve Meaningful Progress with respect to a Performance Criterion in any fiscal or calendar year (whichever is used as the basis for Dealer's JDCEC-approved business plans); or

                           b) Dealer or any Affiliate fails to comply with any material provision of this Agreement.

                           JDCEC may exercise its termination right under this
                           Section 2.c.i. with respect to all or any portion of Dealer's AOR, and with respect to all or any portion of the Goods, as JDCEC may determine in its sole discretion.

                           JDCEC may exercise its termination right under this
                           Section 2.c.i. without regard to the performance of other JDCEC Dealers or to the circumstances under which JDCEC has terminated or refrained from terminating the appointment of other JDCEC Dealers.

                  ii) JDCEC may terminate Dealer's appointment, upon at least 120 days' prior written notice to Dealer, if JDCEC determines that Dealer's Equity is less than the Minimum Equity Level. JDCEC will give Dealer written notice of termination under this section 2.c.ii. within 45 days after the financial statement involved is received at JDCEC's Finance Department offices in Moline, Illinois. If Dealer provided the financial statement to JDCEC within the time required by Section 1.j., Dealer will have the right to increase its Equity to the Minimum Equity Level, during the 120-day notice period, through the addition of new capital in a form acceptable to

                           JDCEC; if Dealer does increase its Equity to the Minimum Equity Level in this manner within such 120-day period, the notice of termination given under this Section 2.c.ii. shall become null and void. JDCEC's prior written approval will be required if Dealer wishes to increase its Equity to the Minimum Equity Level in whole or in part by any other means, including without limitation reducing its asset levels or through earnings retained during the 120-day notice period. If dealer did not provide the financial statement involved to JDCEC within the time required by Section 1.j., Dealer will be deemed to have waived any right to increase its Equity to the Minimum Equity Level.

                  iii) JDCEC may terminate Dealer's appointment, upon at least 365 days' prior written notice to Dealer, if JDCEC determines, in JDCEC's sole discretion, that Dealer's AOR does not justify the continuation of a JDCEC Dealer assigned only Dealer's AOR. If Dealer's appointment is terminated under this Section 2.c.iii., Dealer shall have, for a period of three years commencing with the effective date of termination, a right of first refusal to be re-appointed as a JDCEC Dealer for Dealer's AOR if in that period JDCEC determines that Dealer's AOR does justify a JDCEC Dealer assigned only Dealer's AOR. However, such right of first refusal shall terminate upon a breach by Dealer of any agreement with JDCEC or any of JDCEC's Affiliates, or if Dealer would not satisfy the Equity Performance Standard at the time of reappointment.

                  iv) JDCEC may terminate Dealer's appointment, effective immediately, by giving written notice of termination to Dealer at any time after the happening of any of the following:

                           a) the death, incapacity, or dissolution of any Key Person;

                           b) a default under any security agreement between Dealer and JDCEC;

                           c) any noncompliance with Section 1.b., Section 1.c.i., Section 1.i.i., or Section 1.j.;

                           d) Dealer defrauds anyone, including without limitation JDCEC, or misrepresents any material fact in any communication with or submission to JDCEC;

                           e) the cancellation, discontinuance, or revocation of a guaranty or letter of credit applicable to Dealer indebtedness, or a failure to modify the amount of such a guaranty or letter of credit when and as requested by JDCEC or Deere Credit, Inc.;

                           f) Dealer substantially closes the dealership business;

                           g) Dealer intentionally fails to comply with any applicable federal, state, or local law, regulation, or ordinance relating to the operation of the dealership; or

                           h) Dealer attempts to assign its right or obligations under this Agreement.

3.       Effect of Termination of Appointment

         Termination of Dealer's appointment hereunder means that the obligations and duties of the parties under Section 1 no longer apply, and that JDCEC may decline to fill accepted orders placed before such termination. Orders from Dealer that JDCEC contemplates will be shipped after the effective date of termination may be accepted in JDCEC's sole discretion. Such orders will be subject to the Conditions of Sale in effect at the time the order is placed or to such other conditions that JDCEC may prescribe. Submission or acceptance of orders and shipment or acceptance of Goods does not have the effect of renewing or reinstating the obligations of Section 1 and shall not be construed as an extension or renewal of Dealer's appointment or as a rescission of any notice of termination. If Dealer's appointment is terminated, neither Dealer, Affiliates, or JDCEC shall be entitled to any compensation or reimbursement for loss of prospective profits, anticipated sales, or other losses occasioned by the termination, except as provided in this Agreement.

4.       Repurchase of Goods on Termination

         Upon termination of Dealer's appointment, JDCEC will buy and Dealer will sell (or, with respect to JDM products, may sell subject to Section 4.c.), free and clear of all liens and encumbrances, the following Goods, provided they were originally purchased by Dealer from JDCEC (or from another JDCEC Dealer with the written approval of JDCEC) and are listed in JDCEC's published price list in effect on the effective date of termination of Dealer's appointment, according to the following terms:

         a) All unsold current Whole Goods and attachments in Dealer's possession that are new, unused, complete, and in good condition. The prices to be paid for such items will be the invoice prices (but not more than current JDCEC Dealer prices) plus freight from the factory to Dealer's location, less any discounts from invoice price that have been allowed, and less any reduction in value that may be required due to deterioration.

         b) All unsold current Parts in Dealer's possession that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. The prices to be paid for such items will be JDCEC's then-current wholesale price, as listed in the John Deere Parts Price List in effect on the effective date of termination, less a discount of:

                  i) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

                  ii)      50% on all other items.

      c) Such unsold current JDM products in Dealer's possession that Dealer may elect to sell to JDCEC and that are new, unused, complete, in good condition, and re-salable as new without repackaging or reconditioning. JDCEC shall have no obligation to repurchase such products unless Dealer furnishes JDCEC with a list of the products that it wishes to sell to JDCEC within thirty days after the effective date of the termination of Dealer's appointment. The price to be paid for such products will be the then-current wholesale price, as listed in the JDM Price List in effect on the effective date of termination, less a discount of:

           i)   50% on products identified by an asterisk in the JDM Price List;

           ii) 15% on items listed as returnable under JDCEC's then-current parts return policy; and

           iii) 25% on all other JDM products.

At the written request of JDCEC, Dealer will, at Dealer's expense, list, tag, pack, load, and transport all repurchased Goods to the nearest location regularly maintained by JDCEC for the storage of such Goods (or to such closer location as may be designated by JDCEC) or pay for the cost of transportation to such location. The risk of loss shall be on Dealer until the vehicle transporting such Goods reaches the designated destination. Should Dealer fail to fulfill the above obligation within 60 days after JDCEC has requested that it do so, JDCEC or its designee may enter Dealer's premises, perform these duties, and charge Dealer's account for any expenses incurred in so doing.

Amounts payable to Dealer under this Section 4 will not be paid until Dealer has complied with all applicable laws governing bulk transfers of inventory.

JDCEC shall be relieved of its obligations under this Section 4 if a default occurs or has occurred under any security agreement between Dealer and JDCEC, and JDCEC elects to exercise its rights under such security agreement to take possession of the Goods.

JDCEC shall be relieved of its obligations under this Section 4 if Dealer has defrauded JDCEC or if Dealer misrepresents a material fact pertaining to the repurchase of Goods in any communication with or submission to JDCEC.

5.    Resolution of Disputes

Although Dealer and JDCEC are entering into this Agreement in a spirit of cooperation and mutual respect, it is possible that Disputes may arise. Dealer, Affiliates (including without limitation guarantors of Dealer), JDCEC, Deere Credit, Inc., and ERS agree that any Dispute shall be finally resolved by binding arbitration pursuant to the terms set forth in Exhibit
      5. The duty to arbitrate shall extend to any officer, employee, shareholder, principal, agent, partner, trustee (in bankruptcy or otherwise), or subsidiary of Dealer or an Affiliate as to any Dispute that is subject to this Section 5.

6.    Computer System

      a) During the period of Dealer's appointment, Dealer will, at Dealer's expense:

         i) install and maintain in good working order a computerized business system that is compatible with, and in communication with, the John Deere Network;

         ii) maintain the hardware and software necessary to supply electronically to JDCEC (a) monthly trial balance information in accordance with the Financial Information System; (b) product delivery and warranty claim information in accordance with the

               Service Information System; and (c) such other information as JDCEC may from time to time request Dealer to submit electronically;

         iii) conform to any modifications made to the John Deere Network (provided JDCEC gives Dealer at least 60 days' prior notice of the modification);

         iv) input into the John Deere Network, in accordance with JDCEC's instructions, such information as Deere may from time to time request, and furnish such computer files and reports as JDCEC may from time to time request; and

         v) pay all costs associated with Dealer's use of the John Deere Network, as well as all costs incurred in obtaining and maintaining Dealer's computerized business system and in communicating with the John Deere Network.

      b) Dealer will keep confidential any information contained in the John Deere Network and not use such information for purposes unrelated to Dealer's dealership appointment hereunder.

      c) JDCEC shall not be liable for any losses incurred by Dealer in connection with Dealer's computerized business system or the John Deere Network.

7.    Amendment of Agreement

This Agreement cannot be altered or amended, or any of its provisions waived, on behalf of JDCEC except in a writing signed by a duly authorized officer of JDCEC. Dealer and JDCEC recognize that this Agreement does not have an expiration date. Because market and business practices and conditions are likely to change with the passage of time and such changes or other circumstances could necessitate a change in this Agreement, JDCEC may amend these Terms of Appointment at any time, without the consent of Dealer, if the same amendment is made to the Terms of Appointment of all other JDCEC Dealers whose dealer agreements are in the form of this Agreement and may be amended in this manner pursuant to applicable law. Any such amendment shall be made by issuance of a JDCEC Dealer bulletin or other written notice to such JDCEC Dealers and shall be effective on the date specified in the bulletin or other written notice, which date shall be at least 120 days following the date of such bulletin or other written notice.

8.    Use of Trademarks, Names, and Signs

JDCEC grants Dealer the non-exclusive right to use the Trademarks (including without limitation the JOHN DEERE trademark, the trademark comprising a leaping deer design within a frame, and the trademark comprising the leaping deer design and JOHN DEERE within a frame), during the period of Dealer's appointment, in connection with the advertising and sale of Goods bearing one or more of the Trademarks, and in connection with the providing of services by Dealer relating to the sale or servicing of Goods identified by the Trademarks. Such use of the Trademarks shall be in a manner and form approved by JDCEC. Dealer agrees not to use any of the Trademarks as part of Dealer's corporate or business name and to cease all use of the Trademarks if Dealer ceases to be a JDCEC Dealer, including without limitation the removal of all signs and distinctive identification from Dealer's premises and vehicles that might associate Dealer with JDCEC. Dealer also agrees not to sell or distribute any goods bearing any of the Trademarks, unless the goods originated from JDCEC, JDCEC's Affiliates, or licensees authorized to use the Trademarks on the goods. Dealer also agrees not to use the Trademarks to promote goods not originating from JDCEC, JDCEC's Affiliates, or their licensees.

9.    Assignment

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of JDCEC and, to the extent the terms hereof bind or benefit Deere Credit, Inc. or ERS, their respective successors and assigns. Dealer's rights and obligations under this Agreement may not be assigned or transferred. Any attempt by Dealer to assign its rights or obligations under this Agreement shall be null and void.

10.   Changes in or Discontinuance of Goods

      a) JDCEC may, at any time and without notice, make changes in or discontinue any Goods without incurring any liability.

      b) This Agreement extends only to Goods. JDCEC reserves the right to offer any other products to selected JDCEC Dealers or others under existing or separate new agreements. As new products, other than those designated by JDCEC as direct successors of Goods, are developed, acquired, or marketed by JDCEC, they may or may not be added to the Goods covered under this Agreement.

11.   Dealer Guaranty

To the extent requested by JDCEC, Key Persons, Affiliates, and other partners in, or owners of, Dealer have executed or concurrently herewith will execute in favor of JDCEC one or more guaranties of Dealer's indebtedness to JDCEC. Dealer will obtain, and Key Persons, Affiliates, and other partners in, or owners of, Dealer will execute, such additional guaranties and amendments and additions to guaranties as JDCEC may from time to time request.

      For purposes of this Section 11 and Section 12, JDCEC shall include Deere Credit, Inc. in addition to John Deere Construction Equipment Company.

12.   Security in Goods

Dealer has executed or concurrently herewith will execute in favor of JDCEC one or more security agreements covering Dealer's inventory of Goods and certain other items. Dealer will execute such additional security agreements and financing statements, and amendments and additions thereto or to existing instruments, as JDCEC may from time to time request, in order that JDCEC may have at all times a first lien on Goods and other collateral securing Dealer's indebtedness to JDCEC.

13.   Relationship of the Parties

      a) Dealer acknowledges that it is an independent retail merchant who purchases Goods for resale for the principal benefit of Dealer. Dealer further acknowledges and agrees that it is an independent contractor. In performing service work Dealer assumes full responsibility for such work. Dealer also acknowledges and agrees that it is not an employee, agent, representative, franchisee, partner, or joint venturer of or with JDCEC, has not paid and will not pay a franchise fee to JDCEC, and is free to operate its business in accordance with its independent business judgment, provided that such operation is in accordance with this Agreement and any other agreement between Dealer and JDCEC. Dealer has no authority to bind JDCEC by representations, statements, agreements, conduct, or in any manner whatsoever. JDCEC shall not be liable for any debts, accounts, obligations, or other liabilities of Dealer, its agents, employees, or representatives. It is expressly recognized that no fiduciary relationship exists between the parties.

      b) Except as provided in Sections 5, 9, and 17, this Agreement is not enforceable by any third party and is not intended to benefit, or convey any rights to, anyone other than Dealer and JDCEC.

      c) Dealer obtains no rights by virtue of this Agreement or its dealership appointment to acquire additional dealerships or to obtain additional dealership appointments or AOR assignments from JDCEC.

14.   Use of Price Lists, Catalogs, and Manuals

The Manual and any price lists, catalogs, and service manual pages furnished to Dealer by JDCEC must be kept in good condition and returned to JDCEC upon termination by either party of Dealer's appointment. If such items have been purchased by Dealer, JDCEC will repurchase them for the price paid. Dealer will not disclose, directly or indirectly, the contents of such price lists, catalogs, and service manual pages to a person or entity that is a competitor of JDCEC or Dealer.

15.   Advertising Material; Mailing Lists

      During the period of Dealer's appointment:

      a) JDCEC will furnish to Dealer, in quantities deemed appropriate by JDCEC for Dealer's AOR, promotional materials and printed advertising matter that JDCEC prepares for use by other JDCEC Dealers in connection with the sale, lease, rental, or servicing of Goods and that JDCEC deems appropriate for Dealer's AOR; and

      b) Dealer will (i) create, maintain, and keep current a list of the names and addresses of all purchasers and prospective purchasers of Goods in Dealer's AOR, (ii) provide JDCEC with the current list, and (iii) promptly notify JDCEC of all changes to the list.

      The list contemplated by Section 15.b. shall be the sole property of JDCEC. JDCEC may use the list at any time for any purpose it deems appropriate, provided, however, that JDCEC will advise Dealer in advance of any use it makes of the list (other than for the purpose of sending Dealer's direct mail solicitations to purchasers and prospective purchasers on the list) during the period of Dealer's appointment. Dealer will reimburse JDCEC for handling and postage expenses for all direct mailings made at Dealer's request to prospective purchasers in Dealer's AOR.

16.   No Waiver

The failure of JDCEC to take any action or require full and strict compliance with any provision of this Agreement or any provision of any agreement with other JDCEC Dealers shall not affect JDCEC's right to take any action or require full and strict compliance at any time prior or subsequent thereto and shall not constitute a waiver of a breach of the provision or nullify the effectiveness of such provision.

17.   Limitation on Damages; Jury Waiver; Time to Initiate Proceedings

      a) No party to a Dispute shall be entitled to an award of multiple, punitive, or exemplary damages, or any damages excluded by, or in excess of any damage limitation expressed in, this Agreement.

      b) Dealer, Affiliates (including without limitation guarantors of Dealer), JDCEC, Deere Credit, Inc., and ERS each hereby knowingly, voluntarily, and intentionally waive any right he, she, or it may have to a trial by jury in respect of any litigation pertaining to any Dispute, and each agrees not to request a jury in any such litigation.

      c) No party to a Dispute may commence litigation or arbitration proceedings with respect to such Dispute more than one year after that party's cause of action accrues.

18.   Notices

In addition to other available means of giving notice, notices required or permitted under this Agreement (including without limitation notices in connection with any arbitration under Section 5) may be given to the person indicated on Exhibit 6, by personal delivery or by certified U.S. mail, Federal Express or other reputable overnight delivery service, or facsimile to the address or facsimile number indicated on Exhibit 6. Notices given by personal delivery shall be deemed given when delivered. Notices given by certified U.S. mail, reputable overnight delivery service, or facsimile shall be deemed given when sent.

19.   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and performed entirely within Illinois and without regard to Illinois' conflict of laws rules.

20.   Severability

Any provision of this Agreement or portion thereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of the provision or the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction. Any provision herein found to be prohibited or unenforceable in a jurisdiction shall, by agreement of the parties hereto, be replaced for such jurisdiction by a provision that ensures that the economic and/or business objectives of the prohibited or unenforceable provision are preserved insofar as it is possible to do so under the applicable law in such jurisdiction.

21.   Payments on Termination

If Dealer's appointment hereunder is terminated, all indebtedness of Dealer to JDCEC which does not become due prior to the effective date of the termination will be due and payable as of the effective date of the termination. JDCEC may pay any sums owing to Dealer on termination (including without limitation any sums owing to Dealer for repurchased Goods) in cash or by giving Dealer credit to be applied to any indebtedness then owed by Dealer to

      JDCEC or to any of JDCEC's Affiliates, regardless of whether such indebtedness is then due and payable.

22.   Survival

The termination of Dealer's appointment shall not affect any rights or obligations that have accrued hereunder as of the effective date of such termination. Such termination also shall not affect any rights or obligations, except those expressly limited to the period of Dealer's appointment, under Sections 3, 4, 5, 6.b., 7, 8, 9, 10, 11, 12, 13, 14,
      15, 16, 17, 18, 19, 20, 21, 22, and 23, which rights and obligations, except those expressly limited to the period of Dealer's appointment, shall survive termination of Dealer's appointment.

23.   Entire Agreement

This Agreement is and shall be deemed to be the complete and final expression of the agreement between the parties as to the subject matters contained herein. This Agreement supersedes all previous dealer agreements and representations between the parties. It is acknowledged and agreed by Dealer and JDCEC that no promise or representation not contained herein (including without limitation Exhibit 7) was an inducement to either party or was relied on by either party in entering into this Agreement. Any prior or contemporaneous promises, agreements, or representations, whether oral, written, or created through custom, usage, or course of dealing, except for those listed on Exhibit 7, are also superseded by this Agreement. Dealer understands that, except as provided in Section 7, no agent or employee of JDCEC has authority to vary or add to the provisions of this Agreement, or to make any representation altering or going beyond the terms of this Agreement.

EXHIBIT 1 (ARIZONA)

DEALER'S AOR

Dealer's Area of Responsibility shall consist of the following counties:

State of ARIZONA

Counties:

Apache
Cochise
Coconino
Gila
Graham
Greenlee
La Paz
Maricopa
Mohave
Navajo
Pima
Pinal
Santa Cruz
Yavapai
Yuma


State of CALIFORNIA

Counties:

Imperial
Riverside
San Bernardino
San Diego

EXHIBIT 1 (TEXAS)

DEALER'S AOR

Dealer's Area of Responsibility shall consist of the following counties:

State of TEXAS

Counties:

Atascosa                                    Kendall
Bandera                                     Kerr
Bastrop                                     Kimball
Bell                                        Kinney
Bexar                                       LaSalle
Bosque                                      Lampasas
Burleson                                    Lavaca
Burnet                                      Lee
Caldwell                                    Leon
Collin                                      Limestone
Comal                                       Llano
Cooke                                       Mason
Coryell                                     Maverick
Dallas                                      McLennan
Denton                                      McMullen
DeWitt                                      Medina
Dimmit                                      Milam
Edwards                                     Mills
Ellis                                       Montague
Erath                                       Nayarro
Falls                                       Palo Pinto
Fannin                                      Parker
Fayette                                     Real
Freestone                                   Robertson
Frio                                        Rockwall
Gillespie                                   San Saba
Gonzales                                    Somervell
Grayson                                     Tarrant
Guadalupe                                   Travis
Hamilton                                    Uvalde
Hays                                        Washington
Hill                                        Webb
Hood                                        Williamson
Hunt                                        Wilson
Jack                                        Wise
Johnson                                     Young
Karnes                                      Zavala
Kaufman

EXHIBIT 1 (BURNSVILLE)

DEALER'S AOR

Dealer's Area of Responsibility shall consist of the following counties:


State of IOWA        Nobles            Fallon                  Cavalier
                     Norman            Fergus                  Dickey
Counties:            Olmstead          Gallatin                Divide
                     Otter Tail        Garfield                Dunn
Lyon                 Pennington        Glacier                 Eddy
                     Pipestone         Golden Valley           Emmons
                     Polk              Hill                    Foster
State of MINNESOTA   Pope              Judith Basin            Golden Valley
                     Ramsey            Liberty                 Grand Forks
Counties:            Red Lake          Madison                 Grant
                     Redwood           McCone                  Griggs
Anoka                Renville          Meagher                 Hettinger
Benton               Rice              Musselshell             Kidder
Big Stone            Rock              Park                    Lamoure
Blue Earth           Scott             Petroleum               Logan
Brown                Sherburne         Phillips                McHenry
Carver               Sibley            Pondera                 McIntosh
Chippewa             Stearns           Powder River            McKenzie
Chisago              Steele            Prairie                 McLean
Clay                 Stevens           Richland                Mercer
Cottonwood           Swift             Roosevelt               Morton
Dakota               Todd              Rosebud                 Mountrail
Dodge                Traverse          Sheridan                Nelson
Douglas              Wabasha           Stillwater              Oliver
Faribault            Waseca            Sweet Grass             Pembina
Fillmore             Washington        Teton                   Pierce
Freeborn             Watonwan          Toole                   Ramsey
Goodhue              Wilkin            Treasure                Ransom
Grant                Winona            Valley                  Renville
Hennepin             Wright            Wheatland               Richland
Houston              Yellow Medicine   Wibaux                  Rolette
Isanti                                 Yellowstone             Sargent
Jackson                                                        Sheridan
Kanabee              State of MONTANA                          Sioux
Kandiyohi                              State of NORTH DAKOTA   Slope
Kittson              Counties:                                 Stark
Lac Qui Parle                          Counties:               Steele
Le Sueur             Beaverhead                                Stutsman
Lincoln              Big Horn          Adams                   Towner
Lyon                 Blaine            Barnes                  Traill
Marshall             Broadwater        Benson                  Walsh
Martin               Carbon            Billings                Ward
McLeod               Carter            Bottineau               Wells
Meeker               Cascade           Bowman                  Williams
Mille Lacs           Chouteau          Burke
Morrison             Custer            Burleigh
Mower                Daniels           Cass
Murray               Dawson
Nicollet

State of SOUTH DAKOTA    Davison           Jerauld          Sanborn
                         Day               Jones            Shannon
Counties:                Deuel             Kingsbury        Spink
                         Dewey             Lake             Stanley
Aurora                   Douglas           Lawrence         Sully
Beadle                   Edmunds           Lincoln          Todd Tripp
Bennett                  Fall River        Lyman            Turner
Bon Homme                Faulk             Marshall         Walworth
Brookings                Grant             McCook           Yankton
Brown                    Gregory           McPherson        Ziebach
Brule                    Haakon            Meade
Buffalo                  Hamlin            Mellette
Butte                    Hand              Miner            State of WYOMING
Campbell                 Hanson            Minnehaha
Charles Mix              Harding           Moody            Counties:
Clark                    Hughes            Pennington
Codington                Hutchinson        Perkins          Crook
Corson                   Hyde              Potter           Weston
Custer                   Jackson           Roberts

EXHIBIT 2


A.  WHOLE GOODS


Backhoes              Crawlers              4WD Loaders       Excavators            Motor Graders
/X/  300              /X/  450              /X/  244          /X/  190              /X/  570

/X/  310              /X/  455              /X/  344          /X/  290              /X/  670

/X/  315              /X/  550              /X/  444          /X/  490              /X/  672

/X/  410              /X/  555              /X/  544          /X/  590              /X/  770

/X/  510              /X/  650              /X/  624          /X/  595              /X/  772

/X/  710              /X/  750              /X/  644          /X/  200

                      /X/  850              /X/  744          /X/  690

                                                              /X/  790

                                                              /X/  792

                                                              /X/  892

                                                              /X/  992



Skidders              Feller Bunchers       Scrapers          Forklifts             Landscape Loaders
/X/  540              /X/  643              /X/  762          /X/  485              /X/  210

/X/  548              /X/  653              /X/  862          /X/  486

/X/  640              /X/  843                                /X/  488

/X/  648

/X/  740

/X/  748


B.  PARTS

COMPETITIVE PARTS

/X/  Bucket Teeth     /X/  Engine Parts     /X/  Filters      /X/  Undercarriage Products
/X/  Cutting Edges    /X/  All-Makes Parts  /X/  Oil          /X/  Re-manufactured Components

EXHIBIT 3 (ARIZONA)

LOCATIONS



Address                                                 Purpose/Store Type
-------                                                 -------------------

2649 North 29th Avenue, Phoenix, AZ  85009              /X/  Whole Goods
--------------------------------------------------      /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

5500 E. Penstock, Flagstaff, AZ  86004                  /X/  Whole Goods
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

3241 Tower Road, Prescott, AZ  86305-6708               /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

3300 East Michigan Street, Tucson, AZ  85714            /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

3050 East Highway 95, Yuma, AZ  85365                   /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

3275 Highway 86, Imperial, CA  92251                    /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

13625 Danielson Street, Poway, CA  92064-6829           /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

20 Iowa Avenue, Riverside, CA  92507                    /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

EXHIBIT 3 (TEXAS)

LOCATIONS



Address                                                 Purpose/Store Type
-------                                                 -------------------

3230 E. Airport Freeway, Irving, TX  75062-4909         /X/  Whole Goods
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

9024 NW Highway 287, Ft. Worth, TX  76177               /X/  Whole Goods
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

IH-35 South at EM2113, Hewitt, TX  76643                /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

Highway 359 East, Laredo, TX  78043-9531                /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

8000 Blue Goose Road, Manor, TX  78653-9722             /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

5400 North IH 35, San Antonio, TX  78218-5100           /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

EXHIBIT 3 (BURNSVILLE)

LOCATIONS



Address                                                 Purpose/Store Type
-------                                                 -------------------

12500 Dupont Avenue S., Burnsville, MN 55337-1604       /X/  Whole Goods
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

1740 E. College Drive, Marshall, MN  56258-2653         /X/  Whole Goods
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

1910 Lor Ray Drive, North Mankato, MN  56003-1229       /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

1328 60th Avenue NW, Rochester, MN  55901               /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

6700 Highway 10 NW, Sauk Rapids, MN  56379              /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

2000 Industrial Drive, Bismarck, ND  58502              /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

4320 Main Avenue, Fargo, ND  58103-1003                 /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

6565 Gateway Drive, Grand Forks, ND  58203-1003         /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

Address                                                 Purpose/Store Type
-------                                                 -------------------

Highway 83 South, Minot, ND  58701                      /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

3901 East Highway 12, Aberdeen, SD  57402               /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

1540 Deadwood Avenue, Rapid City, SD  57702-0164        /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

2801 N. Louise Avenue, Sioux Falls, SD  57107-0164      /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

5221 Midland Road, Billings, MT  59107-0164             /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

4900 Tri Hill Frontage Rd., Great Falls, MT 59404-4937  /X/  Whole Goods Sales
------------------------------------------------------  /X/  Parts
                                                        /X/  Service
                                                        / /  Other _____________

EXHIBIT 4

KEY PERSONS

                                                            RELATIONSHIP TO DEALER/
NAME                          OWNERSHIP INTEREST            ROLE IN DEALER'S AFFAIRS
----                          ------------------            ------------------------

Ronald D. Offutt              Shareholder of Dealer         Chairman

Gary L. Weihs                 N/A                           COO

Allan F. Knoll                N/A                           Secretary of Parent

Christi J. Offutt             N/A                           Sr. Vice President

RDO Equipment Company         Parent of Dealer              Parent of Dealer

EXHIBIT 5

DISPUTE RESOLUTION



1. If the parties to a Dispute agree, the Dispute will be submitted to non-binding mediation.

2. If the parties to a Dispute do not agree to mediation of the Dispute, or if mediation does not resolve the Dispute, the Dispute shall be finally resolved by binding arbitration in accordance with the arbitration rules of JAMS/Endispute, as amended by this Exhibit. The party seeking arbitration shall submit a written notice of arbitration to the other party and to JAMS/Endispute. The arbitration shall be held at such location as required by applicable law or, if no location is required by applicable law, at Chicago, Illinois or such other city as the parties to the Dispute may agree in writing. The arbitration shall be held before a panel of three arbitrators each of whom is affiliated with JAMS/Endispute and is part of the pool of arbitrators selected by JAMS/Endispute as available to arbitrate Disputes. Each arbitrator in the pool shall:

      a)   be a current or former practicing attorney or former judge;

      b) have at least fifteen years experience in litigation, arbitration, and/or mediation of commercial disputes;

      c) have prior experience as an arbitrator (through award) of at least three manufacturer/dealer or franchisor/franchisee disputes; and

      d) be recommended as a commercial arbitrator by at least two major manufacturers or franchisors and at least two dealers or franchisees.

      The arbitration panel shall consist of one arbitrator from the pool designated by Dealer, one arbitrator from the pool designated by JDCEC, and a third arbitrator from the pool designated by the other two arbitrators, which person shall be the Chairperson of the arbitration panel. A decision and award joined by at least two members of the arbitration panel shall constitute the award and shall be binding on the parties. The arbitration panel shall provide reasons for their decision and award, which shall be final and binding and may be entered by any court having jurisdiction thereof.

3. Except as provided herein, any action or decision joined by two arbitrators from the arbitration panel shall constitute the action of the arbitration panel. The arbitration panel may consider and grant dispositive motions, including without limitation motions to dismiss or for summary judgment. In order to prevent irreparable harm, the arbitration panel may consider and grant requests for temporary or permanent injunctive relief or other equitable relief.

4. Unless contrary to applicable law, this Agreement shall be interpreted in accordance with and the arbitration panel shall apply and be bound to follow the substantive laws of the State of Illinois. Where there is a conflict between the terms of this Agreement and the laws of the State of Illinois, the terms of this Agreement shall control.

5. Each party shall bear its costs associated with the arbitration, including its attorneys' fees, and the parties shall share equally the fees and expenses of JAMS/Endispute and the arbitrators', provided, however, that if court proceedings to stay litigation, compel arbitration, or enforce the award are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that are reasonably incurred by the other party.

6. The Chairperson of the arbitration panel shall decide all matters relating to discovery as well as all procedural or non-dispositive matters that shall come before the arbitration panel. Subject to privileges recognized under applicable law, the Chairperson shall require such discovery as is necessary for the parties to be adequately prepared for the arbitration. Discovery may include the exchange of documents, depositions, interrogatories, and the exchange of exhibits, expert reports, and witness lists.

7. The parties, witnesses, and arbitrator shall not disclose the contents or results of the arbitration without the prior written consent of all parties to the Dispute, except to the extent necessary to enforce the award or as necessary for financial and tax reporting purposes.

8. Notwithstanding anything to the contrary in this Exhibit 5 or Section 5, in the event of an alleged violation of a party's intellectual property rights, that party may seek temporary injunctive relief from any court of competent jurisdiction pending appointment of the arbitrator. The party requesting such relief shall also promptly file a notice of arbitration and a request that the arbitrator provide temporary relief. Such actions shall not constitute a waiver of the party's rights or a breach of the party's obligations under this Exhibit 5 and Section 5. Any temporary injunctive relief entered by a court shall continue in effect only until the arbitration panel has issued a decision on temporary relief.

9. Notwithstanding anything to the contrary in this Exhibit 5 or Section 5, JDCEC and Deere Credit, Inc. may seek judicial remedies, such as (but not limited to) attachment, replevin, and garnishment, deemed necessary by JDCEC or Deere Credit, Inc. in its sole discretion for the enforcement of JDCEC's or Deere Credit, Inc.'s rights regarding any security for indebtedness of Dealer, and such action by JDCEC or Deere Credit, Inc. shall not constitute a waiver of JDCEC's or Deere Credit, Inc.'s rights or a breach of JDCEC's or Deere Credit, Inc.'s obligations under this Exhibit 5 and Section 5.

EXHIBIT 6

Notices



To Dealer or Affiliates:

RDO Construction Equipment Co.
---------------------------------------
2829 S. University Drive
---------------------------------------
Fargo, ND  58103-6029
---------------------------------------
facsimile:  (701) 239-8787
---------------------------------------


To JDCEC, Deere Credit, Inc., or ERS:

1515 5th Avenue
---------------------------------------
Moline, IL  61265
---------------------------------------

---------------------------------------

facsimile:  (309) 748-0123
---------------------------------------


Dealer or JDCEC may amend the addressee, address, or facsimile number indicated for its group on this Exhibit 6 by giving written notice of such amendment to the other party, provided, however, that no more than one addressee, address, and facsimile number may be indicated at any given time.

EXHIBIT 7

PROMISES AND REPRESENTATIONS

RDO Construction Equipment Co. ("Dealer"), RDO Equipment Co, ("RDO"), Ronald D. Offutt ("Offutt") and JDCEC agree that the following are the only promises, agreements, or representations, oral, written, or created through custom, usage, or course of dealing, not contained elsewhere in the Dealer Agreement to which this Exhibit 7 is appended (the "Agreement") and that were an inducement to or relied upon by any party hereto in entering into the Agreement or that were made prior to or contemporaneous with this Agreement and are not superseded by the
Agreement:

1. If after the date (the Acceptance Date) on which JDCEC executes the Dealer Agreement to which this Exhibit 7 is appended (the Agreement), JDCEC revises its U.S. John Deere Construction Equipment Dealer Agreement form and uses the form as revised for the appointment of new U.S. JDCEC Dealers generally (or in re-contracting with existing U.S. JDCEC Dealers generally), JDCEC will make the same revision to the Agreement so long as the revision in question is not inconsistent with any other agreement which JDCEC may hereafter enter into with Dealer but not with JDCEC Dealers generally.

2. In lieu of Dealer's covenant, under Section 1.i.i. of the Agreement to which this Exhibit 7 is appended (the "Agreement"), that no change in the ownership of Dealer will occur unless JDCEC has given its prior written approval of such change, Dealer and Offutt covenant as follows:

    a. During Offutt's lifetime, Offutt will (1) own Dealer common stock representing at least 30% of the combined voting power of Dealer's outstanding securities ordinarily having the right to vote at elections of directors and (2) own Dealer common stock representing at least 30% of Dealer's shareholders' equity.

    b. "No "person" or "group" (as such terms are used in Section 13(d) of the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) other than Offutt and Offutt's legal representatives and heirs who receive Offutt's Dealer stock pursuant to Offutt's estate plan, including any trust as to which Offutt retained voting control over such shares of Dealer stock until his death, alone or in combination with the Associates (as defined below) of such person or group, will have or acquire ownership (including without limitation beneficial ownership, as determined under SEC rule 13d-3) or control of more than 20% of the combined voting power of Dealer's outstanding securities or 20% of Dealer's shareholders' equity, without JDCEC's prior written approval. For purposes of this Section 2.b., "Associate" shall mean, with respect to any person or entity, (1) a corporation or organization of which such person or entity is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) each other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity, (3) any trust, custodial account or other estate as to which such person or entity serves as trustee or in a similar fiduciary capacity, and (4) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director, officer or partner of such person of entity. For purposes of this definition, "control" of a person or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise."

    c. Offutt will not, as part of any private transaction, make a written offer or sell any shares of any class of stock of Dealer to a person or entity without prior written approval by JDCEC, provided that, in the event that Offutt enters into discussion for the sale of any of his shares, he shall advise JDCEC of the person or persons with whom such discussions are being undertaken. Offutt's receipt of solicitations from or exploratory conversations with third parties concerning the sale of any of his shares shall not constitute a "discussion" for purposes of this Section 2.c. However, Offutt may:

       (1) sell any of his shares in Dealer in broker's transactions, to market makers as contemplated by SEC Rule 144, or in an underwritten public offering; or

       (2) permit the exercise of Dealer stock options granted by Offutt to Paul T. Horn and Allan F. Knoll prior to 1 October 1996 as long as the sale or exercise of options does not result in a noncompliance with Section 2.a. or Section 2.b. above.

    d. Dealer will not, as part of any private transaction, offer or sell any shares of any class of stock of Dealer to a person or entity without prior written approval by JDCEC. However, Dealer may sell any Dealer shares in an underwritten public offering or in connection with stock options for employees of Dealer, as long as (1) for sales occurring during Offutt's lifetime, the sale does not result in a noncompliance with Section 2.a. above, (2) for sales occurring from Offutt's death forward, the sale does not result in a Change in Control (as defined below), and (3) for sales occurring at any time, the sale does not result in a noncompliance with Section 2.b. above.

    e. Dealer will promptly advise JDCEC whenever Dealer becomes aware that a shareholder owns or controls 5% or more of the outstanding shares of any class of stock of Dealer.

    f. From Offutt's death forward, no Change in Control will occur unless JDCEC has given its prior written approval of such Change in Control. Dealer will give JDCEC written notice immediately following any Change in Control. In addition, Dealer will give JDCEC advance written notice of any Change in Control which Dealer reasonably may anticipate; such advance written notice will be given when Dealer first determines that a Change in Control is reasonably likely to occur and shall describe in detail the transaction giving rise to such Change in Control, including identification of all persons and entities involved therein. JDCEC shall have the right to disapprove any Change in Control in its sole discretion.

    g. For purposes of this Exhibit 7,

       (1)  "Change in Control" means the occurrence of any of the following:

            (a) Continuity Directors cease for any reason to constitute at least a majority of Dealer's board of directors;

             b) the appointment (whether as a result of a new hire, promotion, reassignment, or otherwise), without JDCEC's prior approval, of a new Chairman, Chief Executive Officer, President, Chief Financial Officer, or Chief Operating Officer of Dealer, or of a new Executive Vice-President of Dealer's Construction Equipment Division or a new Regional Vice-President for any of Dealer's regional construction equipment operations ("CESBUs").

       (2) "Continuity Director" means any individual who is a member of Dealer's board of directors at the time of Offutt's death, while he or she is a member of the board, and any individual who subsequently becomes a member of Dealer's board whose election or nomination for election to the board was approved by a vote of at least a majority of the Dealer directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of Dealer in which such individual is named as a nominee for director without objection to such nomination).

3. In lieu of JDCEC's right, under Section 2.c.iv.c. of the Agreement, to terminate Dealer's appointment in the event a change occurs in the ownership of Dealer without JDCEC's prior written approval, JDCEC will have the right to terminate Dealer's appointment, effective immediately, in the event of any noncompliance with Section 2 of this Exhibit 7.

4. JDCEC will not exercise its right, under Section 2.c.iv.a. of the Agreement, to terminate Dealer's appointment, effective immediately, upon the death of Offutt if all of the following conditions are satisfied at the time of Offutt's death:

    a. Dealer has in place an ownership succession plan that has been approved in writing by JDCEC.

    b. Neither Dealer nor Offutt has breached any obligation under the Agreement (including this Exhibit 7) or any other agreement with JDCEC, and no grounds for termination of Dealer's appointment exist under any agreement between Dealer and JDCEC.

    c. Dealer's Chairman, Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer, the Executive Vice-President of Dealer's Construction Equipment Division, and the Regional Vice-Presidents for Dealer's Construction Equipment SBUs ("CESBUs") are acceptable to JDCEC in its sole discretion, and will continue to manage Dealer after the death of Offutt or be replaced by persons acceptable to JDCEC.

    JDCEC may at its sole discretion evaluate compliance with the conditions set forth in this Section 4.

5. a. Dealer shall request and obtain written approval from JDCEC prior to discussing (directly or indirectly) with any JDCEC Dealer a possible purchase of a dealership that would add to Dealer's AOR or constitute a new AOR for Dealer or an Affiliate. If Dealer fails to request such approval from JDCEC, Dealer agrees to indemnify and hold JDCEC harmless from and against any claim (including costs and reasonable attorney's fees) asserted by such other JDCEC dealer against JDCEC by reason of JDCEC's failure to approve the acquisition of such other JDCEC dealer by Dealer. JDCEC, in its sole discretion, shall have the right to reject such a request. JDCEC will consider, in its sole discretion, requests made by Dealer for the assignment of additional AORs to Dealer (not to exceed the Market Potential Limitation, as defined in Section 5 .b. below). JDCEC, in its sole discretion, shall have the right to disapprove additions to Dealer's AOR and to refuse assignment of a new AOR to Dealer or an Affiliate. In exercising its sole discretion under this Agreement JDCEC may consider its own business interests and the interests of other dealers without considering the interests of Dealer or any other particular dealer. JDCEC shall have no liability to Dealer for the exercise of its discretion in this manner, and no trier of fact in any judicial or arbitration proceeding shall substitute its judgment for the business judgment so exercised by JDCEC. In the event that Dealer, at the level of division management staff or higher, receives any inquiries concerning the purchase of a JDCEC dealership that would add to Dealer's

        AOR or constitute a new AOR for Dealer or an Affiliate, Dealer shall notify JDCEC within five business days and shall obtain written approval from JDCEC before having any further contact with the prospective seller or its agent concerning the purchase of a JDCEC dealership, other than to notify the prospective seller or its agent that Dealer must contact JDCEC before having further discussions.

    b. The aggregate market potential for JDCEC's products in the AORs presently and hereafter assigned by JDCEC to Dealer in North America, with the market potential of each such AOR measured as of the 12-month period ending January 1997, will not exceed 7,169 units (9.9% of the total market potential for JDCEC's products in North America, with such total market potential measured as of the 12-month period ending January
        1997) or such other limitation, but not less than 9.9%, as determined by JDCEC in its sole discretion (the "Market Potential Limitation").

6. Without prior consent of JDCEC, Dealer will not guarantee or otherwise be liable for any debt or other obligation of any Affiliate, provided, however, that this sentence shall not apply to financing arrangements arising from the procurement, from Dealer's dealerships by an Affiliate, of goods and services offered to the public by Dealer in the ordinary course of Dealer's business. In order to submit a request to JDCEC, Dealer must make such a request in writing from the Manager, Finance Operations at JDCEC's offices in Moline, IL. A response shall be provided by JDCEC within 20 business days of receipt of a written request. All transactions between Dealer and Affiliates will be conducted on an arms-length basis, on reasonable commercial terms. Dealer will maintain its assets separately from the assets of Affiliates, and Dealer's assets (and records relating thereto) will not be commingled with those of any Affiliate. Furthermore, Dealer will maintain clear records of its bank accounts and credit facilities in order clearly identify the cash assets of Dealer and Affiliates.

7. a. The provisions of this Section 7.a. shall apply in lieu Section 1.f. of the Agreement.

         (1) Dealer will maintain its Equity at a level sufficient to achieve Dealer's commitments under the Agreement, which shall not be less than the Minimum

                Equity Level. As of the date of JDCEC's acceptance of the Agreement, the Minimum Equity Level is 25% and the Equity Performance Standard is 30%. In addition, Dealer's parent, RDO, shall maintain a Minimum Equity Level of 25%.

         (2) Neither Dealer nor RDO will pay any dividends, effect any stock repurchase, repay or otherwise discharge its indebtedness for any Subordinated Loans , or make any other distributions to owners if Dealer's Equity is below 30% or would fall below 30% as a result of such action or if RDO's Equity is below 25% or would fall below 25% as a result of such action.

         (3) Dealer will not make any acquisitions or initiate new business activities if:

             (a) Dealer's Equity (including Subordinated Loans as defined in
                 7.(a)(3)(c) below) is less than the Equity Performance Standard or would fall below the Equity Performance Standard as a result of such action or if RDO's Equity is less than 25% or would fall below 25% as a result of such action; or,

             (b) Dealer's Tangible Net Worth Ratio (defined as stockholders'
                 equity plus Subordinated Loans less goodwill, related-party receivables, leasehold improvements, purchased customer lists, and other intangibles, divided by total assets less goodwill, related-party receivables, leasehold improvements, purchased customer lists, and other intangibles) is less than 20% or RDO's Tangible Net Worth Ratio is less than 20%.

             (c) Subordinated Loans are defined as loans that are subordinated in priority to any and all indebtedness of Dealer to Deere and subject to the terms and conditions of a Loan Subordination Agreement in a form acceptable to JDCEC, in its sole discretion.

                As of the date of JDCEC's acceptance of the Agreement, the Equity Performance Standard is 30%.

     b. The provisions of this Section 7.b. shall apply In lieu Section 2.c.ii. of the Agreement.

         JDCEC may terminate Dealer's appointment, upon at least 120 days' prior written notice to Dealer, if JDCEC determines that Dealer's or RDO's Equity is less than the minimum required under Section 7.a.(1) of this
         Exhibit 7. JDCEC will give Dealer written notice of termination under this Section 7.b. within 45 days after the financial statements on which JDCEC's determination is based are received at JDCEC's Finance Department offices in Moline, Illinois. If Dealer provided the financial statements to JDCEC within the time required by Section 8.a. of this Exhibit 7, Dealer or RDO will have the right to increase its Equity to the required minimum level during the 120-day notice period, through the addition of new capital in a form acceptable to JDCEC; if Dealer or RDO does increase its Equity to the required minimum level in this manner within such 120-day period, the notice of termination given under this Section 7.b. shall become null and void. JDCEC's prior written approval will be required if Dealer or RDO wishes to increase its Equity to the required minimum level in whole or in part by any other means, including without limitation reducing asset levels or through earnings retained during the 120-day notice period. If Dealer and/or RDO do not provide the financial statements involved to JDCEC within the time required by Section 8.a., Dealer will be deemed to have waived any right to increase its Equity or RDO's Equity to the required minimum level. If JDCEC shall not give written notice within the time required by this section 7(b), JDCEC shall be deemed to have waived any right to terminate Dealer appointment under this clause for the time period reported.

8. a. Effective with Dealer's fiscal quarter ending January 31, 2001, and thereafter, Dealer will provide to JDCEC's Finance Department in Moline, a complete set of consolidated financial statements of RDO, Dealer and its subsidiaries, along with a supplementary information section. This supplementary information section is to be comprised of a Consolidating Balance Sheet, Consolidating Statement of Income, and Consolidating Statement of Cash Flows. This section is to contain, at a minimum, separate financial information for Dealer, for each one of Dealer's and RDO's subsidiaries, as well as an inter-company elimination column and financial information for the consolidated group of Dealer, RDO and their subsidiaries. These consolidating financial statements are to be prepared in accordance with generally accepted accounting principles.

         For each fiscal quarter-end that coincides with Dealer's and RDO's fiscal year-end, the consolidated financial statements will be audited by Dealer's and RDO's independent certified public accountants, and the supplementary information section will be subjected to the auditing procedures of Dealer's and RDO's independent auditors; these materials will be submitted to JDCEC's Finance Department within 100 days after Dealer's and RDO's fiscal year-end. For each other fiscal quarter-end, the consolidated financial statements and supplementary information section will be prepared by RDO's Chief Financial Officer in conjunction with the preparation of RDO's quarterly report to the Securities and Exchange Commission, but need not be independently audited; these materials will be submitted to JDCEC's Finance Department within 15 days after Dealer files its Form 10-Q for the quarter with the Securities and Exchange Commission.

     b. In lieu of the definition set forth in the "Defined Terms" section of the Agreement, "Equity" shall, for purposes of the Agreement (including this Exhibit 7), mean the Dealer's or RDO's equity-to assets percentage, determined by JDCEC based upon the most recent fiscal quarter-end financial statements submitted to JDCEC pursuant to Section
         8. a. of this Exhibit 7, with adjustments, if any, as provided in the Terms Schedule, and calculated as of the end of the fiscal quarter covered by such financial statements. Whenever referred to in this
         Exhibit 7, Dealer's or RDO's Tangible Net Worth Ratio is as determined by JDCEC, in accordance with the description set forth in Section 7.a. of this Exhibit 7, based upon the most recent fiscal quarter-end financial statements submitted to JDCEC pursuant to Section 8.a. of this Exhibit 7, and calculated as of the end of the fiscal quarter covered by such financial statements.

9. Notwithstanding Section 11 of the Agreement, any Key Person or Affiliate may refuse to execute a guaranty if requested to do so by JDCEC, provided, however, that JDCEC may terminate Dealer's appointment, effective immediately, by giving written notice of termination to Dealer at any time after such a refusal. However, JDCEC cannot terminate Dealer's appointment under the provisions of this Section 9, following a refusal by a Key Person or Affiliate to execute a guaranty requested by JDCEC, if all of the following conditions are satisfied when JDCEC's request is made:

         a. Dealer's Equity is equal to or exceeds 30%and RDO's Equity is equal to or exceeds 25%;

         b. Dealer's Tangible Net Worth Ratio is equal to or exceeds 25% and RDO's Tangible Net Worth Ratio is equal to or exceeds 20%.

          A Key Person or Affiliate requested by JDCEC to execute a guaranty shall have the right to provide a letter of credit, in favor of JDCEC and such other beneficiaries as JDCEC may direct, in lieu of such guaranty, provided such letter of credit is issued by a bank satisfactory to JDCEC, in a form satisfactory to JDCEC, and for an amount satisfactory to JDCEC in its sole discretion, provided that such amount shall not be greater than the amount necessary to remedy any noncompliance with the condition set forth in part a. of this
          Section 9, and provided further that JDCEC cannot terminate Dealer's appointment under the provisions of this Section 9, following a refusal by a Key Person or Affiliate to provide a letter of credit in lieu of a guaranty requested by JDCEC, if all of the conditions set forth in parts a., and b. of this Section 9. are satisfied when JDCEC's request is made.

10. Any rent-to-rent business operated by Dealer or an Affiliate at a location outside Dealer's AOR will not utilize any JDCEC products at that location other than such JDCEC products as it may acquire from the JDCEC dealer whose AOR includes such location.

11. Dealer, Offutt, and JDCEC will maintain the confidentiality of one another's confidential information which is not otherwise available to the public, unless and then only to the extent disclosure is required by law (including without limitation applicable securities laws and regulations) or as a result of legal process; provided however, that dealer may disclose such information to attorneys, accountants or other professionals who have a need to know and first agree to make no further disclosure. Nothing in this Section 11. shall prohibit the exchange of information between Dealer and Offutt, or the exchange of information between JDCEC and JDCEC's Affiliates other than Nortrax or any dealer in which JDCEC or its affiliates have an ownership interest.

12. Notwithstanding Section 1.b.ii. of the Agreement, it shall not be a noncompliance with that Section, or grounds for termination of Dealer's appointment under Section 2.c.iv.c. of the Agreement, if Dealer continues the distribution in Minnesota and North Dakota, in a business separated, in a manner acceptable to JDCEC, from Dealer's JDCEC dealership locations, of the Vermeer product line carried by Dealer in Minnesota and North Dakota as of 1 September 1999, if in the future JDCEC offers a product that competes with a Vermeer product carried by Dealer in Minnesota and North Dakota on 1 September 1999.

13. JDCEC may terminate Dealer's appointment, effective immediately, by giving written notice to Dealer at any time after any noncompliance with Section 3., 5.a. (in the event that Dealer obtains a letter of intent or written agreement to acquire another JDCEC dealer without prior written approval from JDCEC), 7.a.(1), 7.a.(2), 7.a.(3), 8.a., or 10. of this Exhibit 7.

14. Any grounds for termination of Dealer's appointment under the Agreement (including this Exhibit 7) or any other agreement between Dealer and JDCEC will be sufficient grounds for termination for the purposes of any applicable statute requiring grounds (or certain grounds) or good cause for termination, regardless of the terminology used in such statute to describe the grounds or good cause required thereunder.

15. Except as otherwise expressly stated in this Exhibit 7, the termination rights provided for JDCEC in this Exhibit 7 are in addition to, and shall in no way affect or limit, the termination rights of JDCEC under the Agreement.

16. In lieu of Dealer's right of termination under Section 2.b. of the Agreement, Dealer may terminate its appointment for any reason upon 120 days prior written notice to JDCEC.

17. JDCEC shall have input with respect to the selection and removal of Dealer's Chairman, Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer, the Executive Vice-President of Dealer's Construction Equipment Division, and the Regional Vice-Presidents for Dealer's CESBUs.

18. Without limiting the generality of Section 23 of the Agreement, the agreements dated 1 October 1996 and 5 November 1996 between Dealer, JDCEC and John Deere Company - A Division of Deere & Company (the "1996 Agreements"), as they relate to the relationship between Dealer and JDCEC, will not survive the signing of the Agreement. However, nothing in the Agreement (including this Exhibit 7) shall affect the 1996 Agreements as they relate to the relationship between Dealer and John Deere Company - A Division of Deere & Company.

19. The parties, their Affiliates and other persons listed in section 5 of the Agreement may raise in mediation or arbitration in connection with a Dispute hereunder, (a) any claim or other right they may have under any substantive federal law and (b) to the extent that application of Illinois substantive law would be prohibited by in violation of, or contrary to the applicable substantive law of another state, any claim or other right they may have under the applicable substantive law of such other state.

20. a. John Deere Construction Equipment Dealer Security Agreement between JDCEC and Dealer.

     b. John Deere Construction Equipment Sales and Service Center Agreements between JDCEC and Dealer for the locations listed in Exhibit 3 to the Agreement, with the exception of the main location in Burnsville, MN

     c. John Deere Construction Equipment Dealer Finance Agreement between JDCEC and Dealer.

     d. John Deere Construction Equipment Dealer Leasing Agreement between Deere Credit, Inc. and Dealer.

     e. John Deere Dealer Sign Identification Agreements between Deere Credit, Inc. and Dealer for the locations listed in Exhibit 3 to the Agreement.

     f. John Deere Construction Equipment Dealer Assignment of Rental Agreements executed by Dealer.

     g.  Indemnification Agreement dated December 8, 1999 between JDCEC and
         Dealer.


     h.  Letter dated July 31, 1999 from David P. Werning to Paul Horn.

     i. Letter dated 13 January 2000 pertaining to the Dealer's Montana AOR from Domenic G. Ruccolo to Paul Horn.

     j. John Deere Construction Equipment Dealer Agreement between JDCEC and Dealer for Dealer's location in Irving, TX (the "Irving Agreement"), and the related agreements listed in the Irving Agreement's Exhibit 7.

     k. John Deere Construction Equipment Dealer Agreement between JDCEC and Dealer for Dealer's location in Phoenix, AZ (the "Phoenix Agreement"), and the related agreements listed in the Phoenix Agreement's Exhibit 7.

     l. John Deere Construction Equipment Company Special Products Dealer Agreement(s) dated 6 March, 2000.

RDO Construction Equipment Co.        John Deere Construction Equipment Company

By:  /s/ Ronald D. Offutt             By:  /s/ executed
    -----------------------------         --------------------------------------
its:  CEO                             its:  Manager, Finance Operations
    -----------------------------         --------------------------------------



RDO Equipment Co.

By:  /s/ Ronald D. Offutt
    -----------------------------
its:  CEO
    -----------------------------



/s/ Ronald D. Offutt
---------------------------------
Ronald D. Offutt